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                                                                    Exhibit 4.3


                                ARCADIA FINANCIAL LTD.

                          (formerly OLYMPIC FINANCIAL LTD.)

                            Subordinated Extendible Notes

                            Subordinated Fixed-Term Notes


                                   ---------------


                             FIRST SUPPLEMENTAL INDENTURE

                             Dated as of August 13, 1998

                                          TO

                                      INDENTURE

                               Dated as of July 1, 1994

                           as amended and restated by that

                           FIRST AMENDMENT AND RESTATEMENT

                              Dated as of April 28, 1995

                           and as further amended by that

               INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

                            Dated as of August 13, 1998


                                    --------------



                                 MARINE MIDLAND BANK,

                                      as Trustee

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               FIRST SUPPLEMENTAL INDENTURE, dated as of August 13, 1998 (the
"Supplemental Indenture"), to INDENTURE dated as of July 1, 1994, between ARCADIA FINANCIAL LTD. (formerly OLYMPIC FINANCIAL LTD.), a Minnesota corporation (the "Company"), and NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION, a national banking association ("Norwest"), as amended and restated by that FIRST AMENDMENT AND RESTATEMENT dated as of April 28, 1995, and as further amended by that INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE dated as of August 13, 1998, among the Company, Norwest and Marine Midland Bank, a New York banking corporation and trust company, as Trustee (the "Trustee") (as so amended and restated, the "Indenture").

                               RECITALS OF THE COMPANY

               Section 9.01(d) of the Indenture permits the Company and the Trustee to amend the Indenture without the consent of any Noteholder to make any change that does not adversely affect the legal rights under the Indenture of any Noteholder.

               Section 2.01 of the Indenture provides that the Company may, in its sole discretion, issue Notes in uncertificated form pursuant to the provisions of Minnesota Statutes Section 336.8, et seq., or any amendment or successor statute thereto ("UCC Article 8").

               In accordance with the power granted by Section 2.01 of the Indenture, the Company has begun to issue Notes in uncertificated form.

               The Company desires to enter into, and has requested the Trustee to join with it in the execution and delivery of, this Supplemental Indenture for the purpose of (i) increasing the aggregate principal amount of Notes which may be delivered under the Indenture from $50,000,000 to an unlimited amount and (ii) to eliminate Section 9.01(c) of the Indenture, which states that the Company and the Trustee may amend the Indenture to provide for the issuance of Notes in uncertificated form pursuant to UCC
Article 8.

               The Board of Directors of the Company, by Written Action dated August 11, 1998, has authorized this Supplemental Indenture.

               In accordance with Section 11.04 of the Indenture, the Company has furnished the Trustee with an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed actions have been complied with and an Opinion of Counsel of Dorsey & Whitney LLP stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

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               NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes:

               SECTION 1. The Indenture is hereby amended to delete "Officer's Certificate" in the definition thereof and replace it with "Officers' Certificate."

               SECTION 2. The Indenture is hereby amended to delete the first paragraph of Section 2.02(a) thereof and replace it with the following paragraph:

               "(a) The aggregate principal amount of Notes which may be delivered under this Indenture is unlimited and may be issued in one or more series."

               SECTION 3. The Indenture is hereby amended to delete Section 9.01(c) thereof.

               SECTION 4. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (a) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (b) the words "herein," "hereof," "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture and not to any particular section hereof.

               SECTION 5. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

               SECTION 6. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               SECTION 7. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

               SECTION 8. The Recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

               SECTION 9. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Minnesota.


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                IN WITNESS WHEREOF, the parties hereto have caused
this First Supplemental Indenture to be duly executed all as of the day and year first above written.

                                          ARCADIA FINANCIAL LTD.


                                          By /s/ John A. Witham
                                             ---------------------------
                                             Name: John A. Witham
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



                                          MARINE MIDLAND BANK, as Trustee


                                          By /s/ James M. Foley
                                             ---------------------------
                                             Name: James M. Foley
                                             Title: Assistant Vice President










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